Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES SOLID SECOND QUARTER RESULTS

–	Net Income and Earnings Per Diluted Common Share (EPS) Down

–	Adjusted Funds from Operations (AFFO) Up 8 Percent

–	Pro Rata Total Portfolio NOI, Excluding Lease Cancellation Income, Up 4.6 Percent for the Quarter, Up 5.1 Percent Year-to-Date

–	Comparable Center NOI, Excluding Lease Cancellation Income and FX impact, Up 1.4 Percent for the Quarter and 2.2 Percent Year-to-Date

–	Trailing 12-Month Tenant Sales Per Square Foot $848, Up 10.8 Percent

–	Sales Per Square Foot Up 8.8 Percent, 12th Consecutive Quarter of Positive Growth

–	Apparel Sales Up for 7th Consecutive Quarter

BLOOMFIELD HILLS, Mich., July 25, 2019 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2019.

	June 30, 2019 Three Months Ended	June 30, 2018 Three Months Ended	June 30, 2019 Six Months Ended	June 30, 2018 Six Months Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$6,266 (59.1)%	$15,324	$21,384 (37.0)%	$33,943
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.10 (60.0)%	$0.25	$0.35 (36.4)%	$0.55
Funds from Operations (FFO) per diluted common share Growth rate	$0.78 (15.2)%	$0.92	$1.71 (5.0)%	$1.80
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.94(1) 8.0%	$0.87(2)	$1.88(1) (1.6)%	$1.91(2)
(1) Adjusted FFO for the three and six month periods ended June 30, 2019 excludes a restructuring charge, costs incurred related to the pending Blackstone transactions and costs associated with shareholder activism. Adjusted FFO for the six month period ended June 30, 2019 also excludes the fluctuation in the fair value of equity securities.
(2) Adjusted FFO for the three and six month periods ended June 30, 2018 excludes a reduction of a previously expensed restructuring charge, costs associated with shareholder activism and the fluctuation in the fair value of equity securities. Adjusted FFO for the six month period ended June 30, 2018 also excludes a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of the company’s $475 million unsecured term loan.

“We again delivered solid results, with AFFO up eight percent this quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Higher rents, recoveries and lease cancellation income, combined with additional business interruption proceeds related to The Mall of San Juan, drove our results.”

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Operating Statistics

For the quarter, comparable center NOI growth, excluding lease cancellation income, was 1.4 percent and 2.2 percent year-to-date using constant currency exchange rates. Comparable center NOI, excluding lease cancellation income, was up 0.3 percent, bringing year-to-date growth to 1.3 percent. “Despite the unfavorable impact of foreign exchange rates, NOI growth this quarter was in line with our expectations,” said Simon J. Leopold, executive vice president, chief financial officer of Taubman Centers.

Total portfolio NOI growth at our beneficial interest, excluding lease cancellation income, was up 4.6 percent for the quarter, bringing year-to-date growth to 5.1 percent.

Tenant sales per square foot in U.S. comparable centers were up 10.6 percent in the quarter, bringing 12-month trailing U.S. sales per square foot to $940, an increase of 12.2 percent over the 12-months ended June 30, 2018. Year-to-date, U.S. sales per square foot were up 16.2 percent.

Including Asia, comparable tenant sales per square foot increased 8.8 percent from the second quarter of 2018. This brings the company’s 12-month trailing sales per square foot to $848, up 10.8 percent over the 12-months ended June 30, 2018. Year-to-date, tenant sales per square foot were up 13.7 percent.

“Our tenants produced steady sales growth this quarter. Tesla once again impacted the results very favorably,” said Mr. Taubman. “Our key categories of merchandise were also up nicely in the quarter, including apparel sales that were up for the seventh consecutive quarter.”

Average rent per square foot for the quarter was $56.79, up 2.1 percent from $55.64 in the comparable period last year. Year-to-date, average rent per square foot was up 1.5 percent.

Trailing 12-month releasing spread per square foot for the period ended June 30, 2019 was 3.3 percent. The spread was impacted by a small number of deals that have an average lease term of less than one-and-a-half years. These represent three percent of all openings in the trailing twelve months. Without these leases, the spread was 8.3 percent.

Ending occupancy in comparable centers was 92.2 percent on June 30, 2019, down 0.4 percent from June 30, 2018.

Leased space in comparable centers was 95.1 percent on June 30, 2019, unchanged from June 30, 2018.

“As the transition in retail continues, our portfolio is maintaining healthy occupancy levels and generating solid NOI growth,” said Mr. Taubman.

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The Mall of San Juan Insurance Proceeds

In June, the company received a final payment for claims related to extensive damage and business interruption at The Mall of San Juan resulting from Hurricane Maria in September 2017. The payment included $4.5 million of business interruption proceeds and $0.2 million for reimbursement of operating expenses, both of which were included in FFO. The $4.5 million of business interruption proceeds included $1.2 million for rental revenues recognized in prior periods that were credited back to tenants in the current period. This results in a net FFO contribution of $3.5 million in the quarter, including the $0.2 million reimbursement.

This final payment was in addition to the $4 million of business interruption insurance proceeds received in the first quarter of 2019. Year-to-date, insurance proceeds of $7.5 million was included in FFO.

2019 Guidance

Taubman is updating certain guidance measures for 2019.

EPS is now expected to be in the range of $0.60 to $0.80 per diluted share, revised from the previous range of $0.68 to $0.92, primarily due to costs associated with shareholder activism recognized in the second quarter.

Adjusted FFO, which excludes $0.17 per diluted common share of year-to-date adjustments, is now expected to be in the range of $3.64 to $3.74 per diluted common share, revised from the previous range of $3.62 to $3.74.

FFO is now expected to be in the range of $3.47 to $3.57 per diluted common share, revised from the previous range of $3.60 to $3.72.

All other guidance measures remain unchanged, including expected comparable center NOI growth of about 2 percent for the year.

This guidance does not include the impact of the agreement to sell 50 percent of Taubman Asia’s interests in three Asia shopping centers to Blackstone. We continue to anticipate these transactions to close throughout the second half of 2019. The guidance also does not include an assumption for future costs associated with shareholder activism.

Supplemental Investor Information Available

Taubman provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

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•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending and Certain Balance Sheet Information

•	Owned Centers

•	New Development & Acquisition

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Rental Revenues

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Glossary

Investor Conference Call

Taubman will host a conference call at 11:00 a.m. EDT on Friday July 26, 2019 to discuss these results, business conditions and the outlook for the remainder of 2019. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

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This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including that the conditions to one or more transaction closings may not be satisfied, the potential impact on the company due to the announcement of the disposition of ownership interests, the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the transactions, general economic conditions, and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates.

You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended June 30, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	147,006	142,097
Minimum rents (2)			87,580	87,734
Overage rents	1,713	5,164	1,565	5,789
Expense recoveries (2)			50,553	43,526
Management, leasing, and development services	892		826
Other (2)	11,993	6,660	12,245	6,742
Total revenues	161,604	153,921	152,769	143,791

EXPENSES:
Maintenance, taxes, utilities, and promotion	39,182	46,179	38,085	43,757
Other operating (2)	21,232	6,853	21,034	5,125
Management, leasing, and development services	491		408
General and administrative	8,554		8,522
Restructuring charge	84		(77)
Costs associated with shareholder activism	12,000		5,000
Interest expense	38,010	35,685	33,023	33,650
Depreciation and amortization	44,259	35,622	42,996	33,949
Total expenses	163,812	124,339	148,991	116,481

Nonoperating income, net	6,627	923	12,301	581
	4,419	30,505	16,079	27,891
Income tax expense	(2,364)	(2,461)	(28)	(1,527)
		28,044		26,364
Equity in income of Unconsolidated Joint Ventures	14,822		14,042
Net income	16,877		30,093
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(832)		(1,480)
Noncontrolling share of income of TRG	(3,408)		(6,922)
Distributions to participating securities of TRG	(593)		(599)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareholders	6,259		15,307

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	86,688	101,812	92,098	95,490
EBITDA - outside partners' share	(6,113)	(49,119)	(6,258)	(46,206)
Beneficial interest in EBITDA	80,575	52,693	85,840	49,284
Gain on insurance recoveries - The Mall of San Juan	(1,418)
Beneficial interest expense	(34,981)	(18,005)	(29,995)	(17,263)
Beneficial income tax expense - TRG and TCO	(2,225)	(912)	5	(654)
Beneficial income tax expense - TCO			—
Non-real estate depreciation	(1,152)		(1,128)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	35,014	33,776	48,937	31,367

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	917	437	699	441
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		84		(100)
The Mall at Green Hills purchase accounting adjustments - rental revenues	13		27
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(177)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.5 million of leasing costs were expensed during the three months ended June 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Six Months Ended June 30, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	291,295	271,653
Minimum rents (2)			174,405	179,775
Overage rents	4,854	11,543	4,190	11,670
Expense recoveries (2)			102,081	89,396
Management, leasing, and development services	2,108		1,620
Other (2)	23,555	13,366	31,965	18,238
Total revenues	321,812	296,562	314,261	299,079

EXPENSES:
Maintenance, taxes, utilities, and promotion	77,720	87,139	75,722	84,135
Other operating (2)	40,457	12,374	44,900	15,111
Management, leasing, and development services	1,022		710
General and administrative	17,130		17,015
Restructuring charge	709		(423)
Costs associated with shareholder activism	16,000		8,500
Interest expense	74,895	68,183	63,846	66,117
Depreciation and amortization	89,215	69,312	78,018	67,418
Total expenses	317,148	237,008	288,288	232,781

Nonoperating income, net	15,360	1,324	5,158	928
	20,024	60,878	31,131	67,226
Income tax expense	(2,903)	(4,369)	(212)	(3,264)
		56,509		63,962
Equity in income of Unconsolidated Joint Ventures	29,494		33,770
Net income	46,615		64,689
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,261)		(2,824)
Noncontrolling share of income of TRG	(10,209)		(15,201)
Distributions to participating securities of TRG	(1,220)		(1,198)
Preferred stock dividends	(11,569)		(11,569)
Net income attributable to Taubman Centers, Inc. common shareholders	21,356		33,897

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	184,134	198,373	172,995	200,761
EBITDA - outside partners' share	(12,852)	(96,263)	(12,515)	(97,233)
Beneficial interest in EBITDA	171,282	102,110	160,480	103,528
Gain on insurance recoveries - The Mall of San Juan	(1,418)
Beneficial interest expense	(68,841)	(34,781)	(57,807)	(34,014)
Beneficial income tax expense - TRG and TCO	(2,714)	(1,689)	(129)	(1,364)
Beneficial income tax expense - TCO			3
Non-real estate depreciation	(2,297)		(2,264)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	84,443	65,640	88,714	68,150

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	2,715	603	1,355	1,152
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		196		1,387
The Mall at Green Hills purchase accounting adjustments - rental revenues	48		58
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(177)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $2.9 million of leasing costs were expensed during the six months ended June 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and six months ended June 30, 2019 FFO and EBITDA were adjusted to exclude a restructuring charge, costs incurred related to the pending Blackstone transactions, and costs incurred associated with shareholder activism. For the three and six months ended June 30, 2019, EBITDA was also adjusted to exclude a gain on insurance recoveries for The Mall of San Juan. In addition, for the six months ended June 30, 2019, FFO and EBITDA were adjusted to exclude the fluctuation in the fair value of equity securities. For the three and six months ended June 30, 2018, FFO and EBITDA were adjusted to exclude a reduction of a previously expensed restructuring charge, costs incurred associated with shareholder activism, and the fluctuation in the fair value of equity securities. For the six months ended June 30, 2018, FFO was also adjusted for a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of our $475 million unsecured term loan.

These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our Unconsolidated Joint Ventures. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended June 30, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareholders - basic	6,259	61,171,614	0.10	15,307	60,992,200	0.25
Add impact of share-based compensation	7	168,311		17	240,333
Net income attributable to TCO common shareholders - diluted	6,266	61,339,925	0.10	15,324	61,232,533	0.25
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Net income attributable to TCO common shareholders, excluding step-up depreciation	7,883	61,339,925	0.13	16,941	61,232,533	0.28
Add noncontrolling share of income of TRG	3,408	26,461,580		6,922	24,951,981
Add distributions to participating securities of TRG	593	871,262		599	871,262
Net income attributable to partnership unitholders and participating securities of TRG	11,884	88,672,767	0.13	24,462	87,055,776	0.28
Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,259		0.50	42,996		0.49
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,113)		(0.02)	(1,717)		(0.02)
Share of Unconsolidated Joint Ventures	18,954		0.21	17,325		0.20
Non-real estate depreciation	(1,152)		(0.01)	(1,128)		(0.01)
Less gain on insurance recoveries - The Mall of San Juan	(1,418)		(0.02)
Less impact of share-based compensation	(7)		(0.00)	(17)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	68,790	88,672,767	0.78	80,304	87,055,776	0.92
TCO's average ownership percentage of TRG - basic (1)	69.8%			71.0%
Funds from Operations attributable to TCO's common shareholders (1)	48,018		0.78	56,990		0.92

Funds from Operations attributable to partnership unitholders and participating securities of TRG	68,790	88,672,767	0.78	80,304	87,055,776	0.92
Restructuring charge	84		—	(77)		(0.00)
Costs related to pending Blackstone transactions (2)	2,066		0.02
Costs associated with shareholder activism	12,000		0.14	5,000		0.06
Fluctuation in fair value of equity securities				(9,348)		(0.11)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	82,940	88,672,767	0.94	75,879	87,055,776	0.87
TCO's average ownership percentage of TRG - basic (3)	69.8%			71.0%
Adjusted Funds from Operations attributable to TCO's common shareholders (3)	57,896		0.94	53,849		0.87

(1) For the three months ended June 30, 2019, Funds from Operations attributable to TCO's common shareholders was $47,455 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended June 30, 2018, Funds from Operations attributable to TCO's common shareholders was $56,262 using TCO's diluted average ownership percentage of TRG of 70.1%.

(2) Includes $0.5 million of disposition costs and $1.6 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the three months ended June 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $57,217 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended June 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $53,162 using TCO's diluted average ownership percentage of TRG of 70.1%.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	21,356	61,147,947	0.35	33,897	60,954,924	0.56
Add impact of share-based compensation	28	206,481		46	264,738
Net income attributable to TCO common shareowners - diluted	21,384	61,354,428	0.35	33,943	61,219,662	0.55
Add depreciation of TCO's additional basis	3,234		0.05	3,234		0.05
Add TCO's additional income tax expense				3		0.00
Net income attributable to TCO common shareholders, excluding step-up depreciation and additional income tax expense	24,618	61,354,428	0.40	37,180	61,219,662	0.60
Add noncontrolling share of income of TRG	10,209	25,672,953		15,201	24,953,313
Add distributions to participating securities of TRG	1,220	871,262		1,198	871,262
Net income attributable to partnership unitholders and participating securities of TRG	36,047	87,898,643	0.41	53,579	87,044,237	0.60
Add (less) depreciation and amortization:
Consolidated businesses at 100%	89,215		1.01	78,018		0.90
Depreciation of TCO's additional basis	(3,234)		(0.04)	(3,234)		(0.04)
Noncontrolling partners in consolidated joint ventures	(4,348)		(0.05)	(3,569)		(0.04)
Share of Unconsolidated Joint Ventures	36,146		0.41	34,380		0.39
Non-real estate depreciation	(2,297)		(0.03)	(2,264)		(0.03)
Less gain on insurance recoveries - The Mall of San Juan	(1,418)		(0.02)
Less impact of share-based compensation	(28)		(0.00)	(46)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	150,083	87,898,643	1.71	156,864	87,044,237	1.80
TCO's average ownership percentage of TRG - basic (1)	70.4%			71.0%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense (1)	105,797		1.71	111,301		1.80
Less TCO's additional income tax expense				(3)		(0.00)
Funds from Operations attributable to TCO's common shareowners (1)	105,797		1.71	111,298		1.80

Funds from Operations attributable to partnership unitholders and participating securities of TRG	150,083	87,898,643	1.71	156,864	87,044,237	1.80
Restructuring charge	709		0.01	(423)		(0.00)
Costs related to pending Blackstone transactions (2)	2,066		0.02
Costs associated with shareholder activism	16,000		0.18	8,500		0.10
Fluctuation in fair value of equity securities	(3,346)		(0.04)	914		0.01
Partial write-off of deferred financing costs				382		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	165,512	87,898,643	1.88	166,237	87,044,237	1.91
TCO's average ownership percentage of TRG - basic (3)	70.4%			71.0%
Adjusted Funds from Operations attributable to TCO's common shareowners (3)	116,584		1.88	117,949		1.91

(1) For the six months ended June 30, 2019, Funds from Operations attributable to TCO's common shareholders was $104,474 using TCO's diluted average ownership percentage of TRG of 69.6%. For the six months ended June 30, 2018, Funds from Operations attributable to TCO's common shareholders was $109,847 using TCO's diluted average ownership percentage of TRG of 70.0%.

(2) Includes $0.5 million of disposition costs and $1.6 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the six months ended June 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $115,133 using TCO's diluted average ownership percentage of TRG of 69.6%. For the six months ended June 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $116,407 using TCO's diluted average ownership percentage of TRG of 70.0%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2019 and 2018
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2019	2018	2019	2018
Net income	16,877	30,093	46,615	64,689
Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,259	42,996	89,215	78,018
Noncontrolling partners in consolidated joint ventures	(2,113)	(1,717)	(4,348)	(3,569)
Share of Unconsolidated Joint Ventures	18,954	17,325	36,146	34,380
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,010	33,023	74,895	63,846
Noncontrolling partners in consolidated joint ventures	(3,029)	(3,028)	(6,054)	(6,039)
Share of Unconsolidated Joint Ventures	18,005	17,263	34,781	34,014
Income tax expense:
Consolidated businesses at 100%	2,364	28	2,903	212
Noncontrolling partners in consolidated joint ventures	(139)	(33)	(189)	(83)
Share of Unconsolidated Joint Ventures	912	654	1,689	1,364
Less noncontrolling share of income of consolidated joint ventures	(832)	(1,480)	(2,261)	(2,824)
Beneficial interest in EBITDA	133,268	135,124	273,392	264,008
TCO's average ownership percentage of TRG - basic	69.8%	71.0%	70.4%	71.0%
Beneficial interest in EBITDA attributable to TCO	93,027	95,894	192,620	187,324

Beneficial interest in EBITDA	133,268	135,124	273,392	264,008
Add (less):
Restructuring charge	84	(77)	709	(423)
Disposition costs related to pending Blackstone transactions	487		487
Costs associated with shareholder activism	12,000	5,000	16,000	8,500
Gain on insurance recoveries - The Mall of San Juan	(1,418)		(1,418)
Fluctuation in fair value of equity securities		(9,348)	(3,346)	914
Adjusted Beneficial interest in EBITDA	144,421	130,699	285,824	272,999
TCO's average ownership percentage of TRG - basic	69.8%	71.0%	70.4%	71.0%
Adjusted Beneficial interest in EBITDA attributable to TCO	100,812	92,753	201,314	193,700

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended June 30, 2019, 2018, and 2017
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2019		2018		2018		2017
Net income	16,877		30,093		30,093		27,663
Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,259		42,996		42,996		39,442
Noncontrolling partners in consolidated joint ventures	(2,113)		(1,717)		(1,717)		(1,811)
Share of Unconsolidated Joint Ventures	18,954		17,325		17,325		17,521
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,010		33,023		33,023		26,746
Noncontrolling partners in consolidated joint ventures	(3,029)		(3,028)		(3,028)		(2,997)
Share of Unconsolidated Joint Ventures	18,005		17,263		17,263		17,849
Income tax expense:
Consolidated businesses at 100%	2,364		28		28		113
Noncontrolling partners in consolidated joint ventures	(139)		(33)		(33)		(43)
Share of Unconsolidated Joint Ventures	912		654		654		518
Less noncontrolling share of income of consolidated joint ventures	(832)		(1,480)		(1,480)		(1,605)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,113		6,258		6,258		6,456
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	49,119		46,206		46,206		45,041
EBITDA at 100%	188,500		187,588		187,588		174,893
Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,554		8,522		8,522		9,416
Management, leasing, and development services, net	(401)		(418)		(418)		(780)
Restructuring charge	84		(77)		(77)		416
Costs associated with shareholder activism	12,000		5,000		5,000		5,000
Straight-line of rents	(2,277)		(1,927)		(1,927)		(2,869)
Nonoperating income, net	(7,550)		(12,882)		(12,882)		(3,434)
Unallocated operating expenses and other (1)	8,382		8,402		8,402		9,054
NOI at 100% - total portfolio	207,292		194,208		194,208		191,696
Less NOI of non-comparable centers	(18,193)	(2)	(9,567)	(3)	(13,799)	(4)	(14,315)	(4)
NOI at 100% - comparable centers	189,099		184,641		180,409		177,381
NOI at 100% - comparable centers growth %	2.4%				1.7%

NOI at 100% - comparable centers	189,099		184,641		180,409		177,381
Less lease cancellation income - comparable centers	(5,946)		(2,060)		(2,060)		(5,139)
NOI at 100% - comparable centers excluding lease cancellation income	183,153		182,581		178,349		172,242
NOI at 100% - comparable centers excluding lease cancellation income growth %	0.3%				3.5%

NOI at 100% - comparable centers excluding lease cancellation income	183,153		182,581
Foreign currency exchange rate fluctuation adjustment	2,017
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	185,170		182,581
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	1.4%

NOI at 100% - total portfolio	207,292		194,208		194,208		191,696
Less lease cancellation income - total portfolio	(7,431)		(2,060)		(2,060)		(6,893)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in Unconsolidated Joint Ventures excluding lease cancellation income - total portfolio	(54,341)		(52,962)		(52,962)		(50,575)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	145,520		139,186		139,186		134,228
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	4.6%				3.7%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.5 million of leasing costs were expensed during the three months ended June 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(4)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Six Months Ended June 30, 2019, 2018, and 2017
(in thousands of dollars)
	Year to Date				Year to Date
	2019		2018		2018		2017
Net income	46,615		64,689		64,689		60,422
Add (less) depreciation and amortization:
Consolidated businesses at 100%	89,215		78,018		78,018		77,153
Noncontrolling partners in consolidated joint ventures	(4,348)		(3,569)		(3,569)		(3,607)
Share of Unconsolidated Joint Ventures	36,146		34,380		34,380		33,173
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	74,895		63,846		63,846		52,292
Noncontrolling partners in consolidated joint ventures	(6,054)		(6,039)		(6,039)		(5,972)
Share of Unconsolidated Joint Ventures	34,781		34,014		34,014		33,630
Income tax expense:
Consolidated businesses at 100%	2,903		212		212		321
Noncontrolling partners in consolidated joint ventures	(189)		(83)		(83)		(74)
Share of Unconsolidated Joint Ventures	1,689		1,364		1,364		2,151
Share of income tax expense on disposition							731
Less noncontrolling share of income of consolidated joint ventures	(2,261)		(2,824)		(2,824)		(3,049)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	12,852		12,515		12,515		12,702
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	96,263		97,233		97,233		92,904
EBITDA at 100%	382,507		373,756		373,756		352,777
Add (less) items excluded from shopping center NOI:
General and administrative expenses	17,130		17,015		17,015		20,167
Management, leasing, and development services, net	(1,086)		(910)		(910)		(1,118)
Restructuring charge	709		(423)		(423)		2,312
Costs associated with shareholder activism	16,000		8,500		8,500		8,500
Straight-line of rents	(5,184)		(7,414)		(7,414)		(4,725)
Nonoperating income, net	(16,684)		(6,086)		(6,086)		(8,064)
Gain on disposition							(4,445)
Unallocated operating expenses and other (1)	16,122		16,523		16,523		16,376
NOI at 100% - total portfolio	409,514		400,961		400,961		381,780
Less NOI of non-comparable centers	(29,931)	(2)	(18,828)	(3)	(26,602)	(4)	(26,725)	(4)
NOI at 100% - comparable centers	379,583		382,133		374,359		355,055
NOI at 100% - comparable centers growth %	-0.7%				5.4%

NOI at 100% - comparable centers	379,583		382,133		374,359		355,055
Less lease cancellation income - comparable centers	(6,435)		(13,744)		(13,744)		(8,746)
NOI at 100% - comparable centers excluding lease cancellation income	373,148		368,389		360,615		346,309
NOI at 100% - comparable centers excluding lease cancellation income growth %	1.3%				4.1%

NOI at 100% - comparable centers excluding lease cancellation income	373,148		368,389
Foreign currency exchange rate fluctuation adjustment	3,370
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	376,518		368,389
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	2.2%

NOI at 100% - total portfolio	409,514		400,961		400,961		381,780
Less lease cancellation income - total portfolio	(8,000)		(15,845)		(15,845)		(10,599)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in Unconsolidated Joint Ventures excluding lease cancellation income - total portfolio	(108,914)		(106,839)		(106,839)		(101,805)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	292,600		278,277		278,277		269,376
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	5.1%				3.3%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $2.9 million of leasing costs were expensed during the six months ended June 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(4)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - 2019 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2019 (1)

Adjusted Funds from Operations per common share	3.64	3.74
Restructuring charge	(0.010)	(0.010)
Costs related to pending Blackstone transactions (2)	(0.025)	(0.025)
Costs associated with shareholder activism	(0.180)	(0.180)
Fluctuation in fair value of equity securities	0.040	0.040
Funds from Operations per common share	$3.47	$3.57
Gain on insurance recoveries - The Mall of San Juan	0.02	0.02
Real estate depreciation - TRG	(2.75)	(2.65)
Distributions to participating securities of TRG	(0.03)	(0.03)
Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)
Net income attributable to common shareholders, per common share (EPS)	$0.60	$0.80

(1) Guidance is current as of July 25, 2019, see "Taubman Centers, Inc. Issues Solid Second Quarter Results." On February 14, 2019, we announced agreements to sell 50 percent of our ownership interests in Starfield Hanam, CityOn.Xi’an, and CityOn.Zhengzhou to funds managed by The Blackstone Group L.P.(Blackstone). The transactions are subject to customary closing conditions and are expected to close throughout 2019. The 2019 annual guidance and related guidance assumptions exclude the impact of the Blackstone transactions. The adjustments for the restructuring charge, costs incurred associated with shareholder activism, costs related to pending Blackstone transactions, and the fluctuation in fair value of equity securities represent actual amounts recognized through the second quarter of 2019, but does not include future assumptions of amounts to be incurred during the remainder of 2019.

(2) Includes $0.5 million of disposition costs and $1.6 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss) during the six months ended June 30, 2019.